                                                                   EXHIBIT 10.57

[*]  DENOTES EXPURGATED INFORMATION

                           BREWING SERVICES AGREEMENT
                                     BETWEEN
                          CBC LATROBE ACQUISITION, LLC
                                       AND
                             BOSTON BEER CORPORATION

     AGREEMENT entered into effective as of the 28th day of March, 2007 (the "Effective Date"), by and between CBC Latrobe Acquisition, LLC, a Pennsylvania limited liability company ("CBC"), and BOSTON BEER CORPORATION, a Massachusetts corporation ("Boston Beer"). Boston Beer and CBC are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

     City Brewing Company, LLC, the sole member of CBC "(City Brewing"), and Boston Beer are currently parties to an Amended and Restated Brewing Services Agreement effective as of August 1, 2006 relating to brewing services at City Brewing's brewery located in LaCrosse, Wisconsin (the "LaCrosse Brewery");

     CBC has acquired a brewery located in Latrobe, Pennsylvania (the "Latrobe Brewery"); and

     CBC and Boston Beer now desire to enter into an agreement pursuant to which Boston Beer's proprietary malt beverages shall be brewed and packaged at the Latrobe Brewery, which agreement shall be guarantied by City Brewing.

     ACCORDINGLY, in consideration of the mutual agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree, as follows:

1.   SCOPE OF AGREEMENT.

     (a) During the Term of this Agreement, as defined in Section 5 below, and in accordance with the terms and conditions set forth herein, CBC shall give Boston Beer access to the Latrobe Brewery and shall make available to Boston Beer CBC's production personnel to allow Boston Beer to produce Boston Beer's proprietary Products at the Latrobe Brewery.

     (b) For purposes of this Agreement, Boston Beer's "Products" shall include those products set forth in Exhibit A attached hereto. Boston Beer shall periodically provide to CBC an updated schedule of all Boston Beer products which Boston Beer deems to be Products, subject to this Agreement.

2.   CONTROL OF PRODUCTION OF PRODUCTS; PUBLIC STATEMENTS.

     (a) It is the intention of the Parties that CBC will alternate proprietorship of the Brewery with Boston Beer so that Boston Beer will function as the brewer when the Products are brewed and packaged at the Latrobe Brewery ("Alternating Proprietorship"). All Products shall be brewed and packaged according to Boston Beer's specifications, including the maintenance of standards and quality control programs. Boston Beer shall have ultimate

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.


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responsibility and authority over every detail of the production process for
Products at the Latrobe Brewery, with such responsibility and authority as to those parameters affecting beer taste and quality to be the same as if Boston Beer were the owner of the Latrobe Brewery. Boston Beer shall monitor and review the practices and procedures of CBC in the production and packaging of Products and periodically inspect the Latrobe Brewery. The Products shall be separated and identifiable from the beer products produced by CBC for itself or other brewers at all stages, including prior to fermentation, during fermentation, during cellar storage and as finished beer after production and before removal from the Latrobe Brewery. If a decision made by Boston Beer in the exercise of its authority under this Section 2(a) results in additional costs over and above the costs of the then current operations, CBC shall be entitled to be reimbursed by Boston Beer for such costs. In addition, in the exercise of its authority under this Section 2(a), Boston Beer shall not interfere with CBC's production processes for its own proprietary brands or for other brands that it produces under contract with third parties.

     (b) Consistent with the provisions of Section 2(a) above, CBC and Boston Beer will, in any and all public statements or comments, recognize that Boston Beer controls the ingredients, recipe, brewing processes and procedures and quality and taste parameters for all Products produced at the Latrobe Brewery and that Boston Beer is the brewer of all such Products. Neither party will make any public statements inconsistent with the foregoing.

     (c) Each Party agrees to take all commercially reasonable steps to prevent any of its personnel from making disparaging or otherwise adverse remarks about the products of the other Party.

3.   COMMITTED CAPACITY; MINIMUM PRODUCTION COMMITMENT; SHORT-FALL FEE.

     (a) During the Term, subject to the provisions of this Section 3, CBC shall make available to Boston Beer for brewing and packaging the following volumes for beer (lagers and ales) and for blending and packaging flavored malt beverage ("FMB") at the Latrobe Brewery (the "Committed Capacity"):

Product   Annual Minimum   Monthly Minimum   Annual Maximum   Monthly Maximum
-------   --------------   ---------------   --------------   ---------------
  [*]           [*]            [*]                 [*]              [*]
  [*]           [*]            [*]                 [*]              [*]

Notwithstanding the foregoing, the maximum Committed Capacity shall be [*] times the actual production at the Latrobe Brewery of the respective Product in the prior calendar year, except that in calendar year 2008 the maximum Committed Capacity shall be [*] times the actual production in 2007, but in no case shall the maximum Committed Capacity be less than the minimum Committed Capacity above. Boston Beer will endeavor, to the extent reasonably possible, to provide CBC with fifty (50) days advance written notice of any expected increase or decrease in its expected production requirements for both beer and FMB which varies more than [*] from any previously submitted monthly forecasts for the period in question, in order to allow CBC to plan its capacity utilization at any Latrobe Brewery. The foregoing minimum and maximum Committed Capacity volumes may be modified only by written consent of both Parties. Products shall primarily be produced in packaged units in accordance with the provisions of
Section 7 below.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.


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     (b) During calendar years 2007 and 2008, provided that Boston Beer has been able to successfully brew and package its proprietary beer, Samuel Adams Boston Lager(R), and an ale at the Latrobe Brewery meeting Boston Beer's quality specifications on a consistent basis ("Boston Beer Brewing Standards"), Boston Beer shall produce at the Latrobe Brewery the following volumes of beer and/or FMB combined (the "Minimum Production Commitment"):

          (i) During the months of May through December in calendar year 2007, at least an average of [*] per month in each calendar quarter and [*] for the calendar year; and

          (ii) During calendar year 2008, at least an average of [*] per month in each calendar quarter and [*] for the calendar year.

For any month that Boston Beer is not able to produce its Products that meet the Boston Beer Brewing Standards at the Latrobe Brewery, the production volumes set forth in (i) and (ii) above shall be adjusted on a pro-rata basis. The proportional share of beer and/or FMB in the Minimum Production Commitment shall be in Boston Beer's sole discretion, subject to the provisions of Section 7 below. Effective January 1, 2009, Boston Beer shall have no further minimum production commitments during the Term of this Agreement.

     (c) During calendar years 2007 and 2008, for any calendar quarter in which the Minimum Production Commitment applies, Boston Beer shall pay to City Brewery a short-fall fee (the "Short-Fall Fee") of [*] per barrel for each barrel less than the Minimum Production Commitment. Such Short-Fall Fee will be paid by Boston Beer within sixty (60) days after the end of the applicable calendar quarter in which Boston Beer produced less than the Minimum Production Commitment. By paying the Short-Fall Fee, Boston Beer shall be deemed to have met the Minimum Production Commitment.

     (d) Effective January 1, 2009 and thereafter throughout the remainder of the Term, if, in any calendar year, Boston Beer produces less than the Annual Minimum for each Product set forth in paragraph (a) above, [*]. If the Maximum Committed Capacity has been adjusted in accordance with this provision and Boston Beer wishes to increase the Maximum Committed Capacity, it may do so by paying CBC an amount equal to [*] for each additional barrel of Committed Capacity for the relevant year.

     (e) CBC may, at its sole option, fulfill some or all of its Committed Capacity obligations hereunder at the LaCrosse Brewery as long as the Parties have maintained an Alternating Proprietorship at the LaCrosse Brewery and provided that (i) there is no adverse impact on the production schedule and (ii) Boston Beer shall be reimbursed for any and all additional costs that are incurred by Boston Beer, including incremental freight and materials charges, as a result of such change in brewery. Any production that at the LaCrosse Brewery pursuant to this Section 3(e) shall be treated as if produced at the Latrobe Brewery under this Agreement.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.


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     (f) In the event Boston Beer owns the land and buildings comprising the
Latrobe Brewery, Boston Beer shall, during the Term, pay to CBC the sum of [*] a month in consideration of CBC providing the Committed Capacity to Boston Beer.

4.   FEE AND MANNER OF PAYMENT.

     (a) Boston Beer shall pay CBC a brewing fee (the "Fee") for allowing Boston Beer access to the Brewery and use of CBC's employees for the production of the Products at the Latrobe Brewery as set forth in the Fee Schedule attached hereto as Exhibit B. The Fee for other packaging units not listed in Exhibit B shall be set by the Parties based on proportionate volume and packaging efficiencies relative to the units described in said Exhibit. CBC shall be entitled to increase each Fee, effective as of January 1 in each year while the Agreement remains in effect (the "inflation adjustment"), with the first such increase pursuant to this Agreement to be effective as of January 1, 2008, at a rate equal to [*] of the increase in the Producer Price Index -Total Manufacturing Industries (OMFG) as published by the United States Department of Commerce - Bureau of Labor Statistics in the preceding [*].

     (b) The Fee includes compensation for CBC's employees, overhead, profit, and other costs, including cleaning, brewing and filtration processing aids (except for silica gel and filter powder), packaging glues, shrink wrap, packaging process supplies and the like, as well as the lab tests listed in Exhibit D, incurred by CBC in the production of packaged Products suitable for shipment by truck.

     (c) The Fee excludes any federal and state excise taxes (but specifically excluding any taxes in the nature of a tax on income or profits), which shall be paid by Boston Beer.

     (d) CBC shall invoice daily for any Brewing Materials supplied by CBC to be used that day in wort production prior to initiation of the brewing process. Boston Beer shall pay such invoice within [*]. Upon completion of packaging the Products in cases or kegs, CBC shall send Boston Beer a final invoice representing the Fee and any processing aids, including [*], and non-Boston Beer owned packaging supplied by CBC. Boston Beer shall pay the final invoice within [*].

     (e) For Products shipped to Boston Beer customers and warehouses, CBC shall provide electronic reports to Boston Beer in a text file format stating shipment information as shown in Exhibit E on a daily basis for shipments from the previous day.

     (f) CBC shall have the right to increase the Fee to reflect CBC's actual incremental cost for any special services which use a more expensive brewing process or longer time frames or which have more expensive packaging processes than used to produce Samuel Adams Boston Lager(R). Fees and payment terms for special services shall be mutually agreed to in writing and in accordance with the foregoing provisions of this Section 4, including the timely invoicing requirements of paragraph (e) above.

     (g) Boston Beer shall be entitled to a proportional reduction in the Fee to the extent that CBC is able to achieve variable cost savings through changes in production procedures initiated by Boston Beer or arising out of any investment made by Boston Beer in CBC facilities, whether made prior or subsequent to the date of this Agreement.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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     (h) Volume Rebate: If in any calendar year the volume of Products produced exceeds the levels set forth below, the Fee will be reduced as follows for each package, provided beer accounts for at least [*] of the total volume produced:

                                      [*];

5.   TERM.

     (a) The initial term of this Agreement shall commence as of the Effective Date and shall expire on [*] unless extended as provided below or until terminated pursuant to Section 6 hereof.

     (b) Boston Beer may, at its sole option, extend the term of this Agreement up to [*] times, each time for an additional term of [*] years, upon written notice given to CBC at least [*] prior to the expiration of the then current term (the "Notice of Term Extension"), provided that, if Boston Beer will have produced less than [*] of Products at the Latrobe Brewery during the prior [*] term, Boston Beer shall pay the sum of [*] at the time it delivers the Notice of Term Extension to CBC. The initial term, as extended hereunder, shall be deemed to be the "Term" of this Agreement.

     (c) The Parties acknowledge that either Party's obligations pursuant to this Agreement to make payments to the other Party and the Parties' respective obligations under Sections 4, 13, 27 and 31, and CBC's obligations under Sections 14, 15 and 25 shall survive the termination of this Agreement.

6.   TERMINATION.

     (a) Boston Beer may also terminate this Agreement effectively immediately upon written notice in the event that CBC is in default of any of its obligations to allow Boston Beer to brew, package and ship any Beer Products, which default continues for a period of [*] following receipt by CBC of written notice from Boston Beer regarding such default, or for such longer period during which CBC is making reasonable and good faith efforts to cure such default as determined by Boston Beer in its reasonable discretion (each such event is hereinafter referred to as a "CBC Production Default"). CBC shall not be deemed to be in default of its obligations for purposes of this Section 6(a), if it is in good faith both seeking to correct the circumstances giving rise to its failure to allow Boston Beer to brew, package and ship Products and honoring its obligations under Section 14 hereof, to the extent applicable.

     (b) Boston Beer may also terminate this Agreement effective immediately if
(i) all or substantially all of CBC's business or assets have been acquired by a third party or (ii) a transaction or series of transactions results in the majority of voting control of CBC being acquired by a person or persons not currently holding an equity interest in City Brewery.

     (c) CBC may terminate this Agreement on [*] prior written notice to Boston Beer in the event that Boston Beer is in arrears in payment of undisputed amounts (i) for the production of Products in excess of [*] or (ii) for other charges in excess of [*], and such arrearage has remained outstanding for in excess of [*] after written demand for payment was made by CBC.

     (d) In the event of bankruptcy by either Party, the non-bankruptcy Party shall have the right to terminate this Agreement.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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     (e) Upon termination of this Agreement, Boston Beer shall promptly pay to
CBC all unpaid invoices in full and all unpaid costs incurred by CBC pursuant to this Agreement. CBC will use all reasonable efforts to minimize such costs upon termination, and Boston Beer will have the right to review documentation evidencing such costs.

7.   PACKAGING AND MINIMUM PRODUCTION REQUESTS.

     (a) Packaging of the Products shall consist of (i) twenty-four 12-ounce bottles, whether packaged as a 24 bottle loose case, a four 6-pack case or a two 12-pack case in a tray (each a "12-oz. Case Unit"), (ii) 5.2 U.S. gallons (a "One-Sixth Barrel"), (iii) 7.75 U.S. gallons (a "Quarter Barrel"), and (iv)
15.50 U.S. gallons (a "Half Barrel"), and any other package types or configurations that the Parties mutually agree to use for packaging such Products. All kegs used will be Sankey-style kegs. Boston Beer has the right, subject to the approval of CBC, which approval will not be unreasonably withheld, to make changes in the packaging used to produce the Products, including but not limited to, the packaging of the Products in can units. The price for packaging in cans will be adjusted by the difference in CBC's costs between packaging in bottles and cans.

     (b) Boston Beer shall have the right to package Products at least [*]. Boston Beer shall submit production requests and a six month rolling forecast by the 10th of the preceding month not less than one production run (at present equivalent to one brew in the brew house, 200 Kegs on the racking line and 12,000 12-oz. Case Units in the bottling line). Boston Beer acknowledges and agrees that the minimum production request applies to each Product style, individually, rather than in combination; provided, however, that production requests for the bottling line may consist of one shift (currently averaging 12,000 Case Units) of the Beer Products in combination and any bottling line order shall not be less than 3,000 Case Units of each beer style.

8.   PACKAGING MATERIALS AND BREWING MATERIALS.

     (a) Crowns, bottles, labels, six-packs, cases, partitions and other packing materials for Beer products (collectively, "Packaging Materials"), or any applicable federal or state taxes are not included in the Fee and shall be borne directly by Boston Beer. All Packaging Materials supplied by Boston Beer to be used in the production of Products shall be (i) purchased directly by Boston Beer at its cost for delivery to CBC, (ii) the property solely and exclusively of Boston Beer, and (iii) segregated and identified as such at the Brewery. CBC acknowledges that Boston Beer shall be afforded unrestricted 24-hour access to the facility.

     (b) Upon receipt of Packaging Materials, CBC shall inspect the goods for damage and accuracy of quantities delivered. CBC shall notify Boston Beer of any such issues immediately in writing via facsimile.

     (c) Bills of lading for Packaging Materials received at CBC shall be signed and dated by a CBC employee and sent to Boston Beer via facsimile on a daily basis at the end of each day.

     (d) CBC shall then provide all raw materials, ingredients and other recipe materials used in the brewing of the Products ("Brewing Materials") not provided by Boston Beer and invoice Boston Beer prior to the initiation of the brew.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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     (e) CBC shall provide to Boston Beer perpetual inventory of all Beer
Products in progress, finished goods and Packaging Materials on a weekly basis and at month-end as of Boston Beer's fiscal month-end and shall perform such inspections, counts, and other checks similar to those performed on their own materials.

     (f) On at least a monthly basis, CBC shall perform cycle counts of all inventories of Boston Beer Products in progress, finished goods and Packaging Materials. In addition, on at least a semi-annual basis, on dates to be determined by Boston Beer, CBC shall perform a physical inventory of all Boston Beer inventory. Boston Beer shall reimburse CBC for reasonable out-of-pocket costs associated with both the cycle counts and physical counts and have the right to inspect and test to ensure these counts are performed in accordance with Boston Beer inventory policies and practices.

     (g) Within the first sixty (60) days of the Term of this Agreement, CBC and Boston Beer will work together to develop a mutually agreeable Inventory Reporting Plan that will ensure that CBC provides reports to Boston Beer on a daily basis regarding all inventory orders, receipts and movements of Boston Beer property held by CBC pursuant to this Agreement, including all Packaging Materials, Brewing Materials, work-in-process and other personal property owned by Boston Beer, in a format acceptable to Boston Beer. The Inventory Reporting Plan may require access by CBC personnel to Boston Beer operational and financial systems installed at CBC. If that is the case, Boston Beer shall pay for installation and all software licenses required in order to implement the Inventory Reporting Plan and CBC personnel shall use these systems in strict accordance with the instructions provided in the Inventory Reporting Plan.

9.   RISK OF LOSS.

     Boston Beer shall bear the risk of loss for the Packaging Materials, Brewing Materials, Products in process and finished goods, except where losses arise as a result of negligence or willful misconduct of CBC.

10.  BREWERY OF RECORD.

     (a) To the extent requested by Boston Beer, CBC shall use all commercially reasonable efforts to establish and maintain an Alternating Proprietorship at the Latrobe Brewery, and, subject to and in compliance with all applicable federal, state or local laws, rules and regulations, to identify Boston Beer as the sole producer of the Products. Boston Beer agrees to reimburse CBC promptly for its reasonable out-of-pocket costs, including, without limitation, legal expenses and increased clerical costs, incurred in connection therewith.

     (b) CBC shall provide to Boston Beer, no less than five (5) calendar days prior to the date on which Boston Beer is required to submit its excise tax return and pay taxes as may be due to the Trade and Tax Bureau of the U.S. Department of the Treasury (the "TTB") on the Products that have been shipped from the Latrobe Brewery, all information necessary for Boston Beer to make such submission and to pay such taxes. CBC shall also provide to Boston Beer on a timely basis such information as may be required in order for Boston Beer to complete and submit the Monthly Brewer's Report of Operations on Form 5130.9 to the TTB when due and such other reports and filings as may be necessary and or appropriate for Boston

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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Beer to comply with applicable laws as the alternating proprietor of the Latrobe
Brewery with respect to the Products.

11.  STORAGE.

     The Fee shall include storage of reasonable quantities of packaged Products up to a maximum of [*] cases and [*] kegs. CBC shall be entitled to charge Boston Beer a reasonable fee for the handling and storage of the Products in excess of such amounts.

12.  FORCE MAJEURE.

     If CBC is unable, by reason of a labor dispute, governmental action, act of God or the like, to perform its obligations under this Agreement at the Latrobe Brewery, it shall, in any event, use its best efforts to make the production capacity available to Boston Beer at the LaCrosse Brewery in accordance with the provisions of Section 3(d) above in order to meet its Committed Capacity; otherwise, to the extent it is still able to maintain production at the Latrobe Brewery, City Brewery shall continue to perform such services for Boston Beer at the Latrobe Brewery in proportion to the capacity at such Brewery dedicated to the production of the Products prior to the occurrence of the event in question.

13.  CHANGE PARTS AND BREWERY MODIFICATIONS.

     (a) Provided that Boston Beer has given its written approval in advance of the purchase, Boston Beer will reimburse CBC for the initial capital investment in machinery and equipment required to be made by CBC in the Latrobe Brewery to make such facility capable of brewing and packaging the beer Products that meet the Boston Beer Brewing Standards in accordance with the provisions of this Agreement up to an aggregate of [*]. In addition, at Boston Beer's sole discretion, Boston Beer may, at any time during the term of this Agreement, reimburse CBC in the amount of [*] for a portion of CBC's capital investment in machinery and equipment that is required to produce Boston Beer's [*] Products that meet Boston Beer Brewing Standards in accordance with the provisions of this Agreement. If Boston Beer makes this additional investment of [*], there will be a corresponding reduction of the Fee as set forth in Exhibit B. (All such machinery and equipment so paid for by Boston Beer shall be referred to as the "Equipment.")

     (b) Provided there is no existing CBC Production Default, CBC may purchase the Equipment from Boston Beer at any time during the initial Term by paying Boston Beer the unamortized value thereof, which shall be determined by the depreciation rate multiplied by the number of months remaining in the initial Term. The depreciation rate is equal to the original purchase price of the equipment divided by number of months in the initial Term. After the initial Term, CBC may purchase the Equipment at a purchase price of [*]. If Boston Beer makes the additional investment in Equipment related to the production of the FBM Products as provided in subparagraph (a) above, and CBC is not in default under this Agreement, CBC may purchase such additional Equipment from Boston Beer upon the expiration of the then current Term of the Agreement by paying Boston Beer the unamortized value of such Equipment, which shall be [*]. Provided there is no existing CBC Production Default, CBC may purchase the additional Equipment from Boston Beer at any time during the initial Term by paying to Boston Beer the unamortized value thereof, which shall be determined by the depreciation rate multiplied by the number of months remaining in the initial Term. The depreciation rate is equal to the original purchase price of such additional equipment divided by the number of months remaining in the

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

initial Term at the time of the original purchase of the additional equipment. During the Term, CBC shall have full responsibility for keeping the Equipment in good repair and working order. Provided there is no existing CBC Production Default, Boston Beer shall not remove the Equipment from the Latrobe Brewery.

     (c) Until and unless purchased by CBC as set forth above, title to the Equipment shall at all times remain vested solely in Boston Beer. If for any reason, title to all or any portion of the Equipment is now or hereafter deemed to have passed from Boston Beer to CBC, CBC hereby grants to Boston Beer a continuing purchase money security interest in and to all such Equipment, together with any and all products and proceeds arising therefrom or any replacements thereto, all in order to secure all of the indebtedness, obligations and liabilities of CBC to Boston Beer, whether now existing or hereafter arising (including without limitation, all of the indebtedness, obligations and liabilities of CBC to Boston Beer arising under this Agreement). Upon purchase of the equipment by CBC, Boston Beer shall release the purchase money security interest thereon.

14.  AGENCY.

     CBC and Boston Beer understand and agree that neither Party is, by virtue of this Agreement or anything contained herein, including CBC affixing to any Product and/or registering the name of "The Boston Beer Company," "Boston Beer Company," or "Twisted Tea Brewing Company" constituted or appointed the agent of the other Party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Boston Beer or CBC any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever.

15.  PRODUCT LIABILITY; INDEMNIFICATION.

     (a) CBC and Boston Beer shall each maintain product liability insurance of not less than [*] and in the amount of [*] combined single limit in the aggregate relating to the Products produced at the Latrobe Brewery.

     (b) CBC shall indemnify and hold harmless Boston Beer and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorneys' fees (collectively, "Product Liability Damages"), arising out of or associated with all claims made against Boston Beer by any party or parties for personal injury or property damage caused by impurities, defects, or adulteration of any kind in the Products manufactured and/or packaged at the Brewery, regardless of when manufactured or packaged; except to the extent that (i) Product Liability Damages when caused solely by (i) Boston Beer's improper storage, handling, or alteration of the Products in question; (ii) Packaging Materials or Brewing Materials purchased, specified or otherwise approved by Boston Beer subsequent to written notice from CBC reasonably advising that such Packaging Materials or Brewing Materials should not be used in the Products for health and safety reasons: or (iii) Product Liability Damages resulting from inherent properties and/or characteristics of the Products, including, by way of example and not of limitation, health and intoxicating effects of the Products.

     (c) Boston Beer shall indemnify and hold harmless CBC and all of its affiliates from and against any and all Product Liability Damages to the extent arising out of the causes except

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

from CBC's indemnification obligations under Section 15(b) above. Boston Beer shall indemnify and hold harmless CBC from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively, "Damages"), to the extent that Damages arise solely from the independent conduct of Boston Beer; provided that Damages shall not include any loss, liability, cost or expense incurred by CBC as a consequence of the exercise by Boston Beer of any of its rights under this Agreement.

     (d) Notwithstanding the provisions of Sections 15(b) and (c) above, in no event shall either Party be liable to indemnify the other Party for consequential damages suffered by the other Party in an amount greater than [*] paid by Boston Beer for all Products produced hereunder during the [*] preceding the month in which occurred the event giving rise to the claim for indemnification, unless such consequential damages are caused by the negligence or willful misconduct of the other Party

16.  TRADEMARKS.

     (a) CBC acknowledges that no trademark or trade name rights in any of the trademarks, trade names, service marks, domain names or logos owned by Boston Beer, including specifically but without limitation those identified on the Trademark Schedule attached hereto as Exhibit C (collectively, the "Trademarks") are granted by this Agreement.

     (b) Boston Beer hereby represents, warrants and covenants that it has and will maintain the right to use the Trademarks and will indemnify and hold harmless CBC from any claim of alleged infringement brought by any party against CBC, including, but not limited to, CBC's reasonable costs of legal expenses.

17.  SUCCESSORS AND ASSIGNS: FUTURE POTENTIAL ACQUISITIONS.

     (a) The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, but shall not be assigned by either Party without the prior written consent of the other Party, which consent will not be unreasonably withheld. No failure of a Party to consent to a proposed assignment of this Agreement by the other Party shall be deemed unreasonable if such Party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the Party proposing to assign this Agreement. Transfer of ownership of a Party to a parent, subsidiary or affiliate of the Party shall not be deemed an assignment under this Section 17.

     (b) Assignment of this Agreement shall not relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations, if an assignee defaults in the performance of its assigned obligations.

     (c) In the event that Boston Beer shall acquire substantially all of the business and assets of another company which produces and/or distributes beer, or, shall acquire all right, title and interest in and to the brands and trademarks of another company (hereinafter the "Acquired"), then, in such event, if the Acquired has products already being produced by CBC, then CBC agrees to make available to Boston Beer, for the same period of time that CBC has pre-existing commitments for the Acquired, such additional capacity which is equivalent to that with the Acquired; provided, however, that the terms and conditions governing production, including pricing, shall be governed by the terms of this Agreement.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

     (d) If CBC acquires substantially all of the business and assets of another company which produces beer or acquires an additional brewery facility (hereinafter a "CBC Acquired Brewery"), then, in such event, if the CBC Acquired Brewery has a pre-existing agreement with Boston Beer for the production of Products, CBC agrees to continue to make available to Boston Beer, for the same period of time which existed under the pre-existing agreement between Boston Beer and the CBC Acquired Brewery, the same capacity as had been committed to Boston Beer by the CBC Acquired Brewery; provided, however, that the terms and conditions governing production, including pricing, shall be governed by the terms of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.

19.  ARBITRATION.

     Any disagreement, dispute, controversy or claim with respect to the validity of this Agreement or arising out of or in relation to the Agreement, or breach hereof, shall be finally settled by arbitration in a mutually agreeable location other than New York, New York, Boston, Massachusetts or Chicago, Illinois, in accordance with the articles of the American Arbitration Association for Commercial Arbitration. The arbitrators shall have the right to assess costs, including legal expenses, in favor of the prevailing Party, including, if applicable, travel costs. Notwithstanding the foregoing, the Parties may have recourse to the courts of the United States of America for the purpose of obtaining preliminary injunctive relief.

20.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

21.  AMENDMENTS.

     No amendment, change, or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

22.  NO THIRD PARTY BENEFICIARIES.

     CBC and Boston Beer agree that this Agreement is solely for their benefit and does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a party to this Agreement or Guaranty.

23.  MERGER; SEPARABILITY.

     This Agreement terminates and supersedes all prior formal or informal understandings among the Parties with respect to the subject matter contained herein. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not affect the validity of any other provision.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

24.  NON-EXCLUSIVE NATURE OF AGREEMENT.

     (a) Nothing contained in this Agreement shall require Boston Beer to avail itself of the Committed Capacity or preclude Boston Beer from engaging any other brewer for the purpose of producing and distributing Products.

     (b) Boston Beer acknowledges that CBC's business includes brewing specialty malt beverage products, including products that may compete directly with, use the same brewing ingredients as, and/or are of the same style as one or more of the Products. Boston Beer agrees that nothing contained in this Section 24 shall in any manner prevent, limit, restrict or otherwise affect CBC's right to continue and expand such aspect of its business, including by introducing new products that compete directly with existing Products, so long as CBC does not intentionally (i) copy the identical brewing formulae and ingredients of any Product, (ii) use any proprietary yeast specifically supplied to CBC by Boston Beer solely for use in producing Products; or (iii) use labeling or other packaging which infringes any of Boston Beer's Trademarks or copies Boston Beer's marketing position and strategy.

25.  YEAST STRAINS.

     It is understood and agreed that the Latrobe Brewery shall be able to accommodate no less than two (2) Boston Beer proprietary yeasts at all times. CBC will keep all yeast strains provided by Boston Beer free of any contamination and will not use such yeast strains for the brewing of any beers other than the Products. The obligations of CBC under this Section 25 shall survive any termination of this Agreement. CBC shall, upon the request of Boston Beer, return any proprietary yeast strains it may have in its possession or under its control.

26.  LABORATORY ANALYSIS; QUALITY ASSURANCE

     CBC will perform the laboratory analysis and monitor production and packaging of the Beer Products in accordance with standards set forth on Exhibit D attached hereto. Under such procedures, CBC will examine samples of each Product prior to and after packaging.

27.  CONFIDENTIALITY.

     The Parties agree that, except as they shall otherwise mutually determine from time to time, the terms of this Agreement and any notices given hereunder or other communications with respect to the substance of the relationship between them shall be maintained in confidence; provided that each Party shall be permitted to make such disclosures of confidential information to such courts and other public or governmental agencies as their counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws.

28.  NOTICES.

     All notices required herein shall be given by certified mail, return receipt requested, or by overnight courier service, to the following addresses (unless change thereof - has previously been given to the party giving notice) and shall be deemed effective when received:

          If to Boston Beer:

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

               Thomas W. Lance, Vice President of Operations
               Boston Beer Corporation
               One Design Center Place, Suite 850
               Boston, MA 02210

          with a copy to:

               Legal Department
               Boston Beer Corporation
               One Design Center Place, Suite 850
               Boston, MA 02210

          If to CBC:

               Randy Hull, Vice President of Business Development
               CBC Latrobe Acquisition, LLC
               925 South Third Street
               La Crosse, WI 54601

          If to City Brewing:

               Randy Hull, Vice President of Business Development
               City Brewing, LLC
               925 South Third Street
               La Crosse, WI 54601

          With a copy to:

               Andrew R. Bosshard, Esq.
               Bosshard Parke Ltd.
               505 King Street, Suite 334
               La Crosse, WI 54601

29.  RIGHTS OF OFFSET.

     CBC and Boston Beer agree that, to the extent that either of them is at any time owed money by the other Party, including on regular invoices sent as provided herein, such Party may set off such amount against any undisputed monies owed by it to such Party from time to time, any such set-off to be accomplished by written notice to the owing Party, effective upon being sent.

30.  DELIVERIES TO JOINT WHOLESALERS.

     To the extent permitted by applicable law and at the request of Boston Beer, CBC will combine Products and CBC products in single truckloads for delivery to "Joint Wholesalers," in which case freight costs shall be pro-rated. For this purpose, a "Joint Wholesaler" is a licensed beer wholesaler that has been duly authorized by both Boston Beer and CBC to distribute their respective products. CBC and Boston Beer will cooperate with each other in the coordination of order entry so as to facilitate such single truckload deliveries.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

31.  LIMITATION ON PERIOD OF CLAIMS.

     Except as otherwise provided in this Agreement with respect to specific issues, all claims hereunder must be brought no later than [*] after such claim arose or the Party having such claim shall be deemed to have waived or forever released it; provided that, for purposes of this Section 31, a claim based on a claim by a third party shall be deemed to have arisen at the time that the Party asserting a claim first became aware of it.

32.  FINANCIAL STATEMENTS.

     Each year during the Term, no later than 90 days after CBC's fiscal year end, CBC shall provide to Boston Beer audited financial statements ("the Financial Statements") and a 12-month forward cash flow forecast ("Cash Flow Forecast"). The Financial Statements shall include a balance sheet, income statement and statement of cash flows and shall be prepared in accordance with US generally accepted accounting principles. The Cash Flow Forecast shall provide details on projected month ending cash balances as well as expected cash inflows and outflow by month, as well as any supplementary data including debt arrangements or other financing plans to support CBC's ability to continue as a going concern for at least twelve (12) months from the previous fiscal year end.

33.  GUARANTY.

     Subject to the terms and conditions herein, City Brewing hereby unconditionally guarantees the due, punctual and faithful performance by CBC of its obligations, duties, covenants and responsibilities under this Agreement. City Brewing shall be entitled to assert any defenses or claims that City Brewing or CBC may have under this Agreement or otherwise against any claim made by Boston Beer and does not otherwise waive any defenses whatsoever to its obligations under this Agreement.

     IN WITNESS WHEREOF, CBC and Boston Beer have executed this Agreement as of the date first above written.

                                        CBC LATROBE ACQUISITION, LLC


                                        By: /s/ Kenn Yartz
                                            ------------------------------------
                                            Kenn Yartz, Chief Operating Officer


                                        BOSTON BEER CORPORATION


                                        By: /s/ Martin F. Roper
                                            ------------------------------------
                                            Martin F. Roper, President and CEO

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

     City Brewing enters into this Agreement solely for purposes of providing the guaranty set forth in Section 33 hereof.

                                        CITY BREWING COMPANY, LLC, Guarantor


                                        By: /s/ Randy Smith
                                            ------------------------------------
                                            President

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                    EXHIBIT A

                                    PRODUCTS

                                       [*]

     and any substitutions therefor and such other malt beverages as may be requested by Boston Beer from time to time and subject to approval by CBC, which approval will not be unreasonably withheld.

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                    EXHIBIT B

                                  FEE SCHEDULE

                                       [*]

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                    EXHIBIT C

                             SCHEDULE OF TRADEMARKS

TRADEMARK                       REGISTRATION NO., IF APPLICABLE   DATE OF ISSUANCE
---------                       -------------------------------   ----------------
Sam Adams(R)                               1,987,061              July 16, 1996
Sam Adams(R) (Stylized)                    2,054,509              April 22, 1997
Samuel Adams(R)                            1,987,062              July 16, 1996
Samuel Adams Portrait Logo(R)              2,402,492              November 7, 2000
Samuel Adams Boston Lager(R)               1,522,026              January 24, 1989
Sam Adams Light(R)                         2,597,646              July 23, 2002
Twisted Tea(R)                             2,574,263              May 28, 2002

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                    EXHIBIT D

         LABORATORY ANALYSIS AND QUALITY ASSURANCE MONITORING PROCEDURES

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - WORT

TYPE OF TEST                        MINIMUM TEST FREQUENCY
------------                        ----------------------
pH                                  Each Brew
Starch Conversion (Brewing Dept.)   Each Brew
Color                               As Requested
Dissolved Oxygen                    1 Brew Weekly

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BEER

TYPE OF TEST                       MINIMUM TEST FREQUENCY
------------                       ----------------------
END OF FERMENTATION

Original Gravity                   Each Tank
Real Extract                       Each Tank
Alcohol                            Each Tank
Real Degree of Attenuation         Each Tank
VDK                                Each Tank
pH                                 Each Tank
IBU                                As Requested
Color                              As Requested

RUH BEER

Original Gravity                   Each Tank
Real Extract                       Each Tank
Alcohol                            Each Tank
Real Degree of Attenuation         Each Tank
Dissolved Oxygen (Brewing Dept.)   Each Tank
pH                                 Each Tank
IBU                                Each Tank
Color                              Each Tank
Sensory Evaluation                 Each Tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                 EXHIBIT D CONT.

         LABORATORY ANALYSIS AND QUALITY ASSURANCE MONITORING PROCEDURES

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BEER

TYPE OF TEST                       MINIMUM TEST FREQUENCY
------------                       ----------------------
PACKAGE RELEASE BEER

Original Gravity                   Each Tank
Real Extract                       Each Tank
Alcohol                            Each Tank
Color                              Each Tank
pH                                 Each Tank
Turbidity                          Each Tank
Dissolved Oxygen (Brewing Dept.)   Each Tank
CO(2) (Brewing Dept.)              Each Tank
Temperature (Brewing Dept.)        Each Tank
Sensory Evaluation                 Each Tank

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - WATER

TYPE OF TEST                       MINIMUM TEST FREQUENCY
------------                       ----------------------
RAW WATER

pH                                 Weekly
Alkalinity                         Weekly
Turbidity                          Weekly
Sensory Evaluation                 Weekly

CARBON TREATED WATER

Carbon                             Weekly

BREWING WATER AND R.O. WATER

pH                                 Daily
Alkalinity                         Daily
Conductance                        Daily
Turbidity                          Daily
Sensory Evaluation                 Daily

DILUENT

Dissolved Oxygen (Brewing Dept.)   Each Tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                 EXHIBIT D CONT.

         LABORATORY ANALYSIS AND QUALITY ASSURANCE MONITORING PROCEDURES

STANDARD ANALYTICAL TESTING SCHEDULE - PACKAGING - ALL PRODUCTS

TYPE OF TEST - PRODUCT                                     MINIMUM TEST FREQUENCY
----------------------                                     ----------------------
Package Air (bottles and cans)                             3 units/2 hours and Each Tank Change
CO(2) (bottles and cans)                                   3 units/2 hours and Each Tank Change
Fill Volume (bottles and cans)                             5 units/2 hours and Each Tank Change
Product Analysis (alcohol, RE, OG)                         Start-up and Each Tank Change
NA Beer Analysis (alcohol, RE, OG)                         Start and End of Each Run

TYPE OF TEST - PACKAGE

Crown Crimp Check (Packaging Dept.)                        2 sets/shift/crowner
Removal Torque                                             1 set/shift/crowner or capper
Filled Carton Package Evaluation (Packaging Dept.)         48 units/2 times/shift/line
Metal Exposure (cans)                                      12 units/2 times/shift/line
1st Operation Seam Check                                   1/week and after seamer maintenance
2nd Operation Seam Check                                   1/shift/seamer
Can Lubricant Contamination                                1/shift/seamer
Seamer Lubricant Check (Packaging Dept.)                   2/shift
Can Filtec Rejects Visual (Packaging Dept.)                Every hour/line
Sensory Evaluation                                         Each Tank Change

PACKAGING LINE EQUIPMENT

Glass Inclusion Monitoring (QA/Packaging)                  24 bottles/2 hrs. and 100 bottles@Start-up
Pasteurizer Temperature Monitoring (Packaging Dept.)       Every 2 hours/line
Pasteurizer PU Check (non-Juice products)                  1/week/line and at changeovers
Pasteurizer PU Check (Juice products)                      2/shift and at changeovers
Pasteurizer Pressure Switch Check (Packaging Dept.)        1/shift/line
Package Filtec Check (Packaging Dept.)                     Every 2 hours/line
Full Case Filtec Check (Packaging Dept.)                   2/shift/line
Date Coding-cans, bottles, carriers, cartons (Packaging)   Every 2 hours and line and changeovers
Carton Set-up and Gluing (Packaging Dept.)                 Every 30 minutes/line

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - FMB PRODUCTS

PRODUCT RELEASE TANKS

TYPE OF TEST       MINIMUM TEST FREQUENCY
------------       ----------------------
Original Gravity   Each Tank
Specific Gravity   Each Tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                 EXHIBIT D CONT.

         LABORATORY ANALYSIS AND QUALITY ASSURANCE MONITORING PROCEDURES

STANDARD ANALYTICAL TESTING SCHEDULE - BREWING - BLENDED FMB PRODUCTS

PRODUCT RELEASE TANKS

TYPE OF TEST                       MINIMUM TEST FREQUENCY
------------                       ----------------------
Refractive Index                   Each Tank
Real Extract                       Each Tank
Alcohol                            Each Tank
Color                              Each Tank
pH                                 Each Tank
Turbidity                          Each Tank
Degrees Brix                       Each Tank
Total Acidity                      Each Tank
Dissolved Oxygen (Brewing Dept.)   Each Tank
CO(2) (Brewing Dept.)              Each Tank
Temperature (Brewing Dept.)        Each Tank
Sensory Evaluation                 Each Tank

STANDARD ANALYTICAL TESTING SCHEDULE - MICROBIOLOGY

TYPE OF TEST                                    MINIMUM TEST FREQUENCY
------------                                    ----------------------
WORT

Cooler Wort (aerobes and anaerobes)             1/week
Pitched Wort (aerobes and anaerobes)            Each Fermenter
Pitched Wort Cell Count                         1/week
Yeast % Solids (Brewing)                        Each Brink
Dead Cell Count                                 1/day

IN-PROCESS PRODUCT

Ruh Storage Tanks (aerobes and anaerobes)       Each Tank
Package Release Tanks (aerobes and anaerobes)   Each/1 week
Filter Series (aerobes and anaerobes)           1/week
Extended Age Product >28 days                   1/week/tank

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                 EXHIBIT D CONT.

         LABORATORY ANALYSIS AND QUALITY ASSURANCE MONITORING PROCEDURES

PACKAGED PRODUCT

Bottles and Cans (aerobes and anaerobes)        1/line/week at start-up
Rinse Water                                     1/line/week
Jetter Water                                    1/line/week

STANDARD ANALYTICAL TESTING SCHEDULE - MICROBIOLOGY

TYPE OF TEST              MINIMUM TEST FREQUENCY
------------              ----------------------
WATER

Well Water (coliforms)    1/month
Raw Water (aerobes)       1/week
Diluent Water (aerobes)   Each/1 week
Brewing Water (aerobes)   Each/1week

PITCHING YEAST

Morphology                1/day
Dead Cells                1/day
Aerobes and Anaerobes     1/day
Wild Yeast                1/day

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

                                    EXHIBIT E

                      ELECTRONIC REPORTING TEXT FILE FORMAT

CITY2     [INV#]000470   [BBC ORDER#][YYYYMMDD]
L[QTY]        [PROD #]   [CITY CHARGE][KEG DEPOSIT CHARGE]
L000028          999BB      0021000  0000000

T[TOTAL SHIPMENT CHARGE]
CITY2     343543000011   76028520061222
L000720         101301      0105192 0000000
L000015          999BB      0011250 0000000
T000116442

CITY2     343544000522   76341320061222
L000528         101301      0077141 0000000
L000011          999BB      0008250 0000000
T000085391

CITY2     343566000108   76100220061222
L000043         106099      0023057 0051600
L000384         101201      0054259 0000000
L000072         146099      0038678 0086400
L000018          999BB      0013500 0000000
T000267494

CITY2     343567000408   76120520061222
L000012         106099      0006434 0014400
L000080         149099      0056424 0096000
L000048         146099      0025786 0057600
L000020         998BSK      0030000 0000000
L000005          999BB      0003750 0000000
T000290394

CITY2     343569000059   76174220061222
L001344         101176      0189907 0000000
L000028          999BB      0021000 0000000

[*] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.